EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6711

Moriah Shilton

Investor Relations

408-321-6713

ITC Rules Tessera Patents Valid and Infringed

- Commission Issues Limited Exclusion Order and Cease and Desist Order -

- Management to Hold Conference Call Today -

SAN JOSE, Calif. - May 20, 2009 - Tessera Technologies, Inc. (NASDAQ: TSRA) today announced that the International Trade Commission (ITC) issued a final determination in the action brought by Tessera against certain wireless manufacturers, Investigation No. 337-TA-605 (Wireless ITC action), finding Tessera's asserted patents are valid and infringed. The ITC issued a Limited Exclusion Order that prohibits the importation of certain infringing electronic devices that use Tessera's patented technology, which are imported by or on behalf of the named respondents. The Commission also issued a Cease and Desist Order against Motorola, Qualcomm, Freescale and Spansion, directing them to cease their unfair acts including selling infringing articles out of their US inventories.

"This is a powerful victory for Tessera and the rights of patent holders everywhere," said Henry R. Nothhaft, president and CEO of Tessera. "The ITC's decision establishes that the patents in this case are valid and enforceable, and sends a positive message to other innovators that depend on their patent rights to protect their inventions against would-be infringers."

The respondents in the Wireless ITC action were ATI Technologies, Freescale Semiconductor, Inc., Motorola, Inc., Qualcomm, Inc., Spansion, Inc., Spansion, LLC and ST Microelectronics N.V. Tessera asserted infringement of two Tessera patents, U.S. Patent No. 6,433,419 ('419) and U.S. Patent No. 5,852,326 ('326).

Conference Call Information

Management will hold a conference call today at 3:30 P.M. Pacific (6:30 P.M. Eastern). To access the call in the U.S., please dial 866-531-1286 and for international callers, dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 30 days at www.tessera.com. In addition, a replay of the call will be available via telephone for 2 business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 11247885.

About Tessera

Tessera develops and delivers technologies for wireless, consumer and computing products. The company's packaging and interconnect solutions enable smaller, higher-functionality electronic devices. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property.  The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies.  Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure.  The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to Tessera's litigation strategy, procedural schedules, and the actions of government entities. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, include more information about factors that could affect the company's financial results.

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Tessera and the Tessera logo are trademarks or registered trademarks of Tessera Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.